Exhibit 13.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 20-F of Kabel Deutschland Vertrieb und Service GmbH & Co. KG for the annual period ended March 31, 2007, I, Dr. Adrian von Hammerstein, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge the Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DR. ADRIAN VON HAMMERSTEIN
Dr. Adrian von Hammerstein Chief Executive Officer
Date: July 26, 2007

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